Exhibit F-2(c)



                                        New York, New York
                                          January 29, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

           With respect to (1) the Application-Declaration ("Application-Declaration") on Form U-1, as amended (File No. 70-8721), filed by Entergy Gulf States, Inc. (formerly Gulf States Utilities Company, and herein referred to as the
"Company") with the Securities and Exchange Commission ("Commission") under the Public Utility Holding Company Act of 1935, as amended, contemplating, among other things, the entering into arrangements for the issuance and sale of one or more new series of tax-exempt bonds (the "Tax-Exempt Bonds");
(2) the Commission's order dated January 16, 1996 ("Order") permitting the Application-Declaration, as amended, to become effective with respect to the foregoing matters; and (3) the subsequent consummation, on January 20, 1999, of the entry by the Company into a Refunding Agreement dated as of May 1, 1998 with the Industrial Development Board of the Parish of Calcasieu, Inc. (the "Issuer"), and the related refinancing of outstanding pollution control revenue refunding bonds through the issuance by the Issuer of a new series of its Tax-Exempt Bonds (the "Transactions"). In connection therewith, we advise you that in our opinion:

            (a)    the  Company  is  a  corporation  duly
     organized and validly existing under the laws of the State of Texas;

           (b)  the Transactions have been consummated in
     accordance  with  the  Application-Declaration,   as
     amended, and the Order;

            (c)   all  state  laws  that  relate  or  are
     applicable to the participation by the Company in the Transactions (other than so-called "blue sky" or similar laws, with respect to which we express no opinion) have been complied with; and

           (d) the consummation of the Transactions by the Company has not violated the legal rights of the holders of any securities issued by the Company or any associate company thereof.


           We are members of the New York Bar and do not hold ourselves out as experts on the laws of any other state for purposes of this opinion. In giving this opinion, we have relied, as to all matters governed by the laws of the State of Texas, upon the opinion of Laurence M. Hamric, Esq., Associate General Counsel -- Corporate and Securities of Entergy Services, Inc., counsel for the Company, which is to be filed as an exhibit to the Certificate pursuant to Rule 24.

           Our consent is hereby given to the use of this opinion as an exhibit to the Certificate pursuant to Rule 24.

                              Very truly yours,

                              /s/ Thelen Reid & Priest LLP

                              THELEN REID & PRIEST LLP